UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2013

Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404

(Registrant’s telephone number, including area code) (877) 848-3866

__________________NO CHANGE__________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

On February 22, 2013, Lions Gate Entertainment, Inc. (“LGF”), a wholly-owned subsidiary of Lions Gate Entertainment Corp. (the “Company”), entered into an employment agreement (the “Agreement”) with James Keegan, the Company’s Chief Financial Officer. Mr. Keegan shall continue to serve as the Company’s Chief Financial Officer for a term commencing April 16, 2013 and ending October 15, 2014, subject to extension by the Company for an additional period ending April 15, 2016. Until April 16, 2013, the employment agreement dated January 12, 2009, as amended on February 23, 2012, between LGF and Mr. Keegan shall continue to govern the terms and conditions of Mr. Keegan’s employment.

Pursuant to the Agreement, Mr. Keegan shall receive an annual base salary of $525,000 for the initial term, and, in the event that the term is extended by the Company, $550,000 for such additional period. Subject to approval by the Company’s Compensation Committee, Mr. Keegan shall also be granted 25,000 options to purchase shares of the Company’s common stock, and, in the event that the initial term is extended, an additional 25,000 options, each of which shall vest in three installments on the first, second and third anniversary of grant. Mr. Keegan is also eligible to receive an annual performance bonus, at the full discretion of the Company’s Compensation Committee, in consultation with the Company’s Chief Executive Officer.

In the event Mr. Keegan’s employment is terminated during the Agreement term by the Company without cause (as defined in the Agreement), Mr. Keegan would be entitled to a severance payment equal to 50% of his base salary for the remainder of the term of the Agreement as then in effect, but in no event less than twelve months’ base salary, and would be entitled to twelve months’ accelerated vesting of his then-outstanding restricted share units granted under his previous agreement and options granted under the Agreement, as well as a pro-rated bonus for the year of termination. Also, in the event Mr. Keegan’s employment is terminated during the employment term due to his death, restricted share units and options granted to Mr. Keegan will become fully vested, to the extent then outstanding and not otherwise vested.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.94 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.        Description
--------------         ---------------

10.94	Employment Agreement between the Company and James Keegan dated February 22, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2013
LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By: /s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer